UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2005

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On September 2, 2005, Behringer Harvard Short-Term Opportunity Fund I LP (the “Partnership”) dismissed PricewaterhouseCoopers LLP as the Partnership’s independent registered public accounting firm. The general partners of the Partnership approved the dismissal of PricewaterhouseCoopers LLP on September 2, 2005.

PricewaterhouseCoopers LLP’s reports on the Partnership’s consolidated financial statements for each of the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2004 and 2003, and through September 2, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused it to make reference thereto in its reports on the financial statements of the Partnership for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2004 and 2003 and through September 2, 2005.

The Partnership has provided PricewaterhouseCoopers LLP with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested PricewaterhouseCoopers LLP to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of PricewaterhouseCoopers LLP's letter is filed as Exhibit 16 to this Form 8-K.

Effective September 2, 2005, the general partners of the Partnership appointed Deloitte & Touche LLP as the Partnership’s new independent registered public accounting firm.

During the years ended December 31, 2004 and 2003, and the subsequent interim period through September 2, 2005, the Partnership did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

16	Letter regarding Change in Certifying Accountant

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
	By:	Behringer Harvard Advisors II LP Co-General Partner By: Harvard Property Trust LLC General Partner
Dated: September 8, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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